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                                                                     EXHIBIT 5.1

                                  [LETTERHEAD]
                           CRAVATH, SWAINE & MOORE LLP

                                                                     May 3, 2004

                               ATA HOLDINGS CORP.
                             SENIOR NOTES DUE 2009
                             SENIOR NOTES DUE 2010
                        FORM S-4 REGISTRATION STATEMENT

Ladies and Gentlemen:

    We have acted as counsel for ATA Holdings Corp., an Indiana Corporation (the 'Company'), ATA Airlines, Inc., Ambassadair Travel Club, Inc., ATA Leisure Corp., Amber Travel, Inc., American Trans Air Training Corporation, American Trans Air Execujet, Inc. each, an Indiana corporation, ATA Cargo, Inc., a California corporation, and Chicago Express Airlines, Inc., a Georgia corporation (together with the Company, the 'Registrants'), in connection with the filing by the Registrants with the Securities and Exchange Commission (the 'Commission') of a registration statement on Form S-4 (the 'Registration Statement') under the Securities Act of 1933, as amended (the 'Act'), relating to the proposed issuance and exchange of up to $163,064,000 aggregate principal amount of the Company's outstanding Senior Notes due 2009 (the '2009 Private Exchange Notes') for a like principal amount of the Company's registered Senior Notes due 2009 (the '2009 Registered Notes') and $110,233,000 aggregate principal amount of the Company's outstanding Senior Notes due 2010 (the '2010 Private Exchange Notes') for a like principal amount of the Company's registered Senior Notes due 2010 (the '2010 Registered Notes'). The 2009 Registered Notes are to be issued pursuant to an indenture dated as of January 30, 2004 (the '2009 Notes Indenture'), among the Registrants and Wells Fargo Bank Northwest, National Association ('Wells Fargo'), as trustee. The 2010 Registered Notes are to be issued pursuant to an indenture dated as of January 30, 2004 (the '2010 Notes Indenture' and, together with the 2009 Notes Indenture, the 'Indentures'), among the Registrants and Wells Fargo, as trustee.

    In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for purposes of this opinion, including the Indenture.

    Based on the foregoing, we are of opinion as follows:

    1. Assuming that each of the Indentures has been duly authorized, executed and delivered by the Registrants, each of the Indentures constitutes a legal, valid and binding obligation of the Registrants, enforceable against the Registrants in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether such enforceability is considered in a proceeding in equity or at law).

    2. Each of (i) the 2009 Registered Notes, when executed, issued and authenticated in accordance with the provisions of the 2009 Notes Indenture and delivered in exchange for the 2009 Private Exchange Notes, and (ii) the Registered 2010 Notes, when executed, issued and authenticated in accordance with the provisions of the 2010 Notes Indenture, and delivered in exchange for the 2010 Private Exchange Notes, will constitute legal, valid and binding obligations

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of the Registrants, enforceable against the Registrants in accordance with their terms and entitled to the benefits of their respective Indenture (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting creditors' rights generally from time to time in effect and subject, as to enforceability, to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law). In expressing the opinion set forth in this paragraph 2, we have assumed that the form of the 2009 Registered Notes will conform to the form included in the 2009 Notes Indenture and that the form of the 2010 Registered Notes will conform to the form included in the 2010 Notes Indenture.

    We hereby consent to the filing of this opinion with the Commission as
Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the caption 'Legal Matters' in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

    We are admitted to practice in the State of New York and we do not express any opinion with respect to matters governed by any laws other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

                                          Very truly yours,

                                          /s/ Cravath, Swaine & Moore LLP

ATA HOLDINGS CORP.
ATA AIRLINES, INC.
AMBASSADAIR TRAVEL CLUB, INC.
ATA LEISURE CORP.
AMBER TRAVEL, INC.
AMERICAN TRANS AIR TRAINING
CORPORATION
AMERICAN TRANS AIR EXECUJET, INC.
ATA CARGO, INC.
CHICAGO EXPRESS AIRLINES INC.
7337 West Washington Street
Indianapolis, Indiana 46231






























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